CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated May 1, 1998 accompanying the consolidated financial statements of Environmental Tectonics Corporation and Subsidiary included in the Annual Report on Form 10-KSB for the year ended February 27, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ Grant Thornton LLP

GRANT THORNTON LLP

Philadelphia, Pennsylvania
October 7, 1998